Exhibit 10.1

UST Seq. No. 381

UNITED STATES DEPARTMENT OF THE TREASURY

1500 PENNSYLVANIA AVENUE, NW

WASHINGTON, D.C. 20220

Dear Ladies and Gentlemen:

The company set forth on the signature page hereto (the “Company”) intends to issue in a private placement the number of shares of a series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and a warrant to purchase the number of shares of its common stock set forth on Schedule A hereto (the “Warrant” and, together with the Preferred Shares, the “Purchased Securities”) and the United States Department of the Treasury (the “Investor”) intends to purchase from the Company the Purchased Securities.

The purpose of this letter agreement is to confirm the terms and conditions of the purchase by the Investor of the Purchased Securities. Except to the extent supplemented or superseded by the terms set forth herein or in the Schedules hereto, the provisions contained in the Securities Purchase Agreement – Standard Terms attached hereto as Exhibit A (the “Securities Purchase Agreement”) are incorporated by reference herein. Terms that are defined in the Securities Purchase Agreement are used in this letter agreement as so defined. In the event of any inconsistency between this letter agreement and the Securities Purchase Agreement, the terms of this letter agreement shall govern.

Each of the Company and the Investor hereby confirms its agreement with the other party with respect to the issuance by the Company of the Purchased Securities and the purchase by the Investor of the Purchased Securities pursuant to this letter agreement and the Securities Purchase Agreement on the terms specified on Schedule A hereto.

This letter agreement (including the Schedules hereto) and the Securities Purchase Agreement (including the Annexes thereto) and the Warrant constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. This letter agreement constitutes the “Letter Agreement” referred to in the Securities Purchase Agreement.

This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this letter agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

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UST Seq. No. 381

In witness whereof, this letter agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

COMPANY:

OAK RIDGE FINANCIAL SERVICES, INC.

By:	/s/ Ronald O. Black
Name:	Ronald O. Black
Title:	President and Chief Executive Officer

Date: January 30, 2009

UST Seq. No. 381

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

UST Seq. No. 381

SCHEDULE A

ADDITIONAL TERMS AND CONDITIONS

Company Information:

Name of the Company: Oak Ridge Financial Services, Inc.

Corporate or other organizational form: Corporation

Jurisdiction of Organization: North Carolina

Appropriate Federal Banking Agency: Federal Reserve Bank

Notice Information:	Ronald O. Black
President and Chief Executive Officer
Oak Ridge Financial Services, Inc.
P.O. Box 2
2211 Oak Ridge Road
Oak Ridge, North Carolina 27310

With a copy to:	Robert A. Singer, Esq.
Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
230 N. Elm Street, Suite 2000
Greensboro, North Carolina 27401

Terms of the Purchase:

Series of Preferred Stock Purchased: Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Per Share Liquidation Preference of Preferred Stock: $1,000

Number of Shares of Preferred Stock Purchased: 7,700

Dividend Payment Dates on the Preferred Stock: February 15, May 15, August 15 and November 15

Number of Initial Warrant Shares: 163,830

Exercise Price of the Warrant: $7.05

Purchase Price: $7,700,000.00

Closing:

Location of Closing:	Squire, Sanders & Dempsey L.L.P.
One Tampa City Center
201 N. Franklin Street, Suite 2100
Tampa, Florida 33602

Time of Closing:	9:00 a.m. EST

Date of Closing:	January 30, 2009

UST Seq. No. 381

Wire Information for Closing:	ABA Number: 061003415
Bank: Silverton Bank, NA
Account Name: Bank of Oak Ridge
Account Number:
Beneficiary: Bank of Oak Ridge

UST Seq. No. 381

SCHEDULE B

CAPITALIZATION

Capitalization Date: December 31, 2008

Common Stock

Par value: None

Total Authorized: 50,000,000

Outstanding: 1,791,474

Subject to warrants, options, convertible securities, etc.: 857,874

Reserved for benefit plans and other issuances: None.

Remaining authorized but unissued: 47,350,652

Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above): 0

Preferred Stock

Par value: None

Total Authorized: 10,000,000

Outstanding (by series): 10,000,000

Reserved for issuance: 0

Remaining authorized but unissued: 10,000,000

UST Seq. No. 381

SCHEDULE C

REQUIRED STOCKHOLDER APPROVALS

	Required[1]	% Vote Required
Warrants—Common Stock Issuance
Charter Amendment
Stock Exchange Rules

If no stockholder approvals are required, please so indicate by checking the box:  ☒

[1]	If stockholder approval is required, indicate applicable class/series of capital stock that are required to vote.

UST Seq. No. 381

SCHEDULE D

LITIGATION

List any exceptions to the representation and warranty in Section 2.2(l) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box:  ☒

UST Seq. No. 381

SCHEDULE E

COMPLIANCE WITH LAWS

List any exceptions to the representation and warranty in the second sentence of Section 2.2(m) of the Securities Purchase Agreement – Standard Terms.

If none, please so indicate by checking the box:  ☒

List any exceptions to the representation and warranty in the last sentence of Section 2.2(m) of the Securities Purchase

Agreement – Standard Terms.

If none, please so indicate by checking the box:  ☒

UST Seq. No. 381

SCHEDULE F

REGULATORY AGREEMENTS

List any exceptions to the representation and warranty in Section 2.2(s) of the Securities Purchase Agreement – Standard Terms.

In response to the examination conducted by the Office of the Commissioner of Banks that commenced on April 18, 2007 (the “Report of Examination”), the Board of Directors of the Bank, on December 18, 2007, adopted the following resolutions at the request of the North Carolina Office of the Commissioner of Banks:

(1)	Within 60 days, a review of the bank’s staffing needs will be performed to ensure that the personnel changes in the accounting and finance department subsequent to the examination are sufficient to meet the bank’s needs.

(2)	Within 60 days, a review of the bank’s internal audit function will be made to ensure that a process for tracking audit findings and follow up for corrective actions is implemented.

(3)	Within 60 days, an independent review of the bank’s policy and procedures for the sale of nondeposit investment products is made to ensure compliance with the Interagency Statement on Retail Sales of Nondeposit Investment Products.

(4)	Within 60 days, the Asset/Liability Management Policy (“ALM”) will be amended to require an annual independent review of the bank’s interest rate management program that encompasses the ALM, the modeling system, the applicability to the bank of the assumptions used in the model, and backtesting the system for reasonableness. The ALM should be updated to define permissible derivative instruments, hedging, and position-taking activities. It should also outline allowable strategies and set appropriate limits for their use. The ALM should also be amended to include the recommendations regarding liquidity outlined on page 8 of the Report of Examination.

(5)	Within 90 days, an independent review of the bank’s commercial relationships will be performed and the Allowance for Loan and Lease Loss Allowance (“ALLL”) Policy will be amended to reflect changes made to the ALLL methodology.

(6)	Within 60 days, the BSA/AML Policy and procedures will be amended to include the recommendations in the report regarding brokered deposit relationships; the BSA officer’s responsibilities relating to new products, services, mergers, and acquisitions; a compliance audit; the training program; suspicious activity report documentation; a currency transaction report review process; maintenance of a high risk customer list; obtaining sufficient safe deposit box customer information; distinguishing between foreign and domestic wire transfers; and a log for the sale of monetary instruments.

(7)	Within 60 days, actions will be taken to address violations of laws, regulations, and

UST Seq. No. 381

SCHEDULE F

contraventions of policy statements listed on pages 11 through 14 of the Report of Examination, as well as the internal control deficiencies listed on page 20, that were not previously corrected during the examination.

(8)	Within 30 days after the end of each calendar quarter, beginning with the quarter ending December 31, 2007, management shall prepare a status report detailing the actions taken to implement these resolutions. The status report shall be presented to the Board for approval, and the Board shall then forward copies of the status report to both the Atlanta Regional Director of the Federal Deposit Insurance Corporation (“FDIC”) and the North Carolina Office of the Commissioner of Banks.

Pursuant to the FDIC Report of Examination as of March 31, 2008, compliance with the above resolutions is considered generally adequate.

On April 21, 2008, the Board of Directors of the Company adopted the following resolutions at the request of the Federal Reserve Bank of Richmond:

1.	The Board of Directors will take all steps necessary to ensure compliance with any directives, agreements, or commitments between the subsidiary banks and the Federal Deposit Insurance Corporation and the State of North Carolina Office of Commissioner of Banks.

2.	The Company will ensure that any dividends taken from its subsidiary banks are in conformance with applicable laws and will not serve to reduce the subsidiary banks’ level of capital below acceptable norms.

3.	The Company will not incur any debt without prior approval by the Federal Reserve Bank of Richmond.

4.	The Company will preserve its cash assets and not dissipate those assets except for the benefit of the subsidiary bank to the effect that approval by the Federal Reserve Bank of Richmond is granted prior to any use of the Company’s cash assets other than (i) investment in obligations or equity of the subsidiary bank; (ii) investment in short-term, liquid assets; (iii) Company dividends declared in conformance with the November 14, 1985 policy statement of the Board of Governors of the Federal Reserve System; or (iv) the Company’s normal and customary expenses.

If none, please so indicate by checking the box  ☐